As Filed With the Securities and Exchange Commission on July 31, 1998

                                                   Registration No. 333-50535

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-4
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                             PREMIER BANCSHARES, INC.
                             ------------------------
          (Exact name of registrant as specified in its charter)

   Georgia                     6025               58-1793778
---------------         ------------------    -------------------
(State or Other         (Primary Standard       (I.R.S. Employer
Jurisdiction of         Industrial Classi-   Identification Number)
Incorporation or       fication Code Number)
Organization)
                       2180 Atlanta Plaza
                    950 East Paces Ferry Road
                     Atlanta, Georgia 30326
                         (404) 814-3090

  (Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)

                    Steven S. Dunlevie, Esq.
                   Elizabeth O. Derrick, Esq.
              Womble Carlyle Sandridge & Rice, PLLC
             Suite 700, 1275 Peachtree Street, N.E.
                     Atlanta, Georgia  30309
                         (404) 872-7000

        (Name, Address, Including Zip Code, and Telephone
       Number, Including Area Code, of Agent for Service)

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act , check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                    DEREGISTRATION OF SHARES

     Premier Bancshares, Inc. (the "Registrant") hereby deregisters 467,005 of the 8,212,733 shares of its common stock, par value $1.00 per share (the "Common Stock"), registered on its Registration Statement on Form S-4 (Registration No. 333-50535) for public issuance. This Registration Statement covered the maximum number of shares which could have been issued pursuant to the terms of that certain Agreement and Plan of Reorganization by and between the Registrant and The Bank Holding Company ("BHC") dated as of December 3, 1997, as amended on December 18, 1997, December 23, 1997, December 31, 1997, January 15, 1998 and March 16, 1998, and pursuant to the terms of that certain Agreement and Plan of Reorganization by and between the Registrant and Button Gwinnett Financial Corporation ("Button Gwinnett") dated as of February 5, 1998, as amended on April 29, 1998 (collectively, the "Merger Agreements"). Pursuant to the Merger Agreements, the outstanding shares of BHC and Button Gwinnett were converted into 7,745,728 shares of the Registrant's Common Stock and, therefore, the Registrant did not issue the total number of shares of Common Stock registered.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July __, 1998.

                                        PREMIER BANCSHARES, INC.

                                        By: /s/ Darrell D. Pittard
                                            ----------------------
                                            Darrell D. Pittard, Chairman and
                                            Chief Executive Officer

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature              Title                  Date
          ---------              -----                  ----


/s/ N. Michael Anderson*         Director                    July __, 1998
-----------------------
N. Michael Anderson


/s/ George S. Carpenter, Jr.*    Director                    July __ , 1998
----------------------------
George S. Carpenter, Jr.


/s/ James L. Coxwell, Sr.*       Director                    July __, 1998
-------------------------
James L. Coxwell, Sr.


/s/ Donald N. Ellis*             Director                    July __, 1998
-------------------
Donald N. Ellis


/s/ William M. Evans, Jr.*       Director                    July __, 1998
-------------------------
William M. Evans, Jr.


/s/ John H. Ferguson*            Director                    July __ , 1998
--------------------
John H. Ferguson


/s/ Robert E. Flournoy III*      Director                    July __, 1998
--------------------------
Robert E. Flournoy III


/s/ James E. Freeman*            Director                    July __, 1998
--------------------
James E. Freeman


/s/ A. F. Gandy*                 Director                    July __, 1998
---------------
A. F. Gandy


/s/ Robin R. Howell*             Director                    July __, 1998
-------------------
Robin R. Howell


/s/ Billy H. Martin*             Director                    July __, 1998
-------------------
Billy H. Martin


/s/ C. Steve McQuaig*            Director                    July __, 1998
--------------------
C. Steve McQuaig


/s/ Robert C. Oliver*            Director, President and     July __, 1998
--------------------             Chief Operating Officer
Robert C. Oliver


/s/ Thomas E. Owen, Jr.*         Director                    July __, 1998
-----------------------
Thomas E. Owen, Jr.


/s/ Darrell D. Pittard           Chairman and Chief          July __, 1998
----------------------           Executive Officer
Darrell D. Pittard            (principal executive officer)


/s/ Michael E. Ricketson*        Chief Financial Officer     July __, 1998
------------------------         and Executive Vice President
Michael E. Ricketson          (principal financial and accounting officer)